Exhibit 5

Haskell Slaughter Young & Johnston,
  Professional Association
1200 AmSouth/Harbert Plaza
1901 Sixth Avenue North
Birmingham, Alabama  35203-2618

November 27, 1995

HEALTHSOUTH Corporation
Two Perimeter Park South
Birmingham, Alabama 35243

                    Re: Registration Statement on Form S-8 --
              Sutter Surgery Centers, Inc. 1993 Stock Option Plan;
                Sutter Surgery Centers, Inc. Non-Qualified Stock
                          Options Plans and Agreements

Gentlemen:

         We have served as counsel for HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 175,449 shares (the "Shares") of the Company's authorized Common Stock, par value $.01 per share, to be issued to participants of the Company's Sutter Surgery Centers, Inc. 1993 Stock Option Plan, Sutter Surgery Centers, Inc. Non-Qualified Stock Option Plan and Agreement (Saibeni), Sutter Surgery Centers, Inc. Non-Qualified Stock Option Plan and Agreement (Shah), Sutter Surgery Centers, Inc. Non-Qualified Stock Option Plan and Agreement (Akella), Sutter Surgery Centers, Inc. Non-Qualified Stock Option Plan and Agreement (Kelly), and Sutter Surgery Centers, Inc. Non-Qualified Stock Option Plan and Agreement (May) (the "Plans"), pursuant to the Company's Registration Statement on Form S-8 relating thereto (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-8.

         In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares and the authorization and adoption of the Plan as we have deemed necessary and appropriate.

         Based  upon  the   foregoing,   and   having   regard  for  such  legal
considerations we have deemed relevant, it is our opinion that:
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HEALTHSOUTH Corporation
November 27, 1995
Page 2

         1.       The Shares have been duly authorized.

         2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Plans, the Shares will be legally issued, fully paid and nonassessable.

         We do hereby consent to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the Registration Statement and to the filing of this Opinion as an Exhibit thereto.

                                Very truly yours,

                                HASKELL SLAUGHTER YOUNG & JOHNSTON
                                    Professional Association

                                By         /s/  GWEN L. WINDLE
                                   ----------------------------------------
                                               Gwen L. Windle

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